EXHIBIT 11
      BALDOR ELECTRIC COMPANY AND AFFILIATES
     COMPUTATION OF EARNINGS PER COMMON SHARE

                                                      FISCAL YEAR
                                            ------------------------------
                                            1996         1995         1994

(In thousands, except per share amounts)

Primary

  Weighted average shares outstanding     26,318       27,647       27,266

  Dilutive stock options based on the
    treasury stock method using the
    average market price                     899        1,244        1,237
                                          ------       ------       ------
  Total                                   27,217       28,891       28,503
                                          ======       ======       ======

Net Earnings                             $35,173      $32,305      $26,359
                                         =======      =======      =======

Per Share Earnings                         $1.29        $1.12        $0.92
                                           =====        =====        =====

Fully Diluted

  Weighted average shares outstanding     26,318       27,647       27,266

  Dilutive stock options based on the
    treasury stock method using the
    year-end market price, if higher
    than average market price              1,101        1,202        1,345
                                          ------       ------       ------
  Total                                   27,419       28,849       28,611
                                          ======       ======       ======

Net Earnings                             $35,173      $32,305      $26,359
                                         =======      =======      =======

Per Share Earnings                         $1.28        $1.12        $0.92
                                           =====        =====        =====
------------------------
Note: Amounts for 1994 have been restated for a three-for-two stock split effected in the form of a 50% stock dividend which was declared during the third quarter 1995. See Note F to Annual
      Report to Shareholders for 1996.